UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Nextdoor Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	86-1776836
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Taylor Street San Francisco, California 94102
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.   ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.   ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐
Securities Act registration statement file number to which this form relates:
333-261252
Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE
Nextdoor Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects the listing and trading of its Class A Common Stock on the NYSE to cease at the close of trading on October 13, 2026, and that trading will begin on Nasdaq at market open on October 14, 2026.

Item 1.	Description of Registrant’s Securities to be Registered.
The description of the Registrant’s Class A Common Stock included in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (File No. 001-40246), filed with the Securities and Exchange Commission on February 27, 2024, is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.

Item 2.	Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on Nasdaq, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: October 5, 2026

NEXTDOOR HOLDINGS, INC.

By:	/s/ Indrajit Ponnambalam
Name:	Indrajit Ponnambalam
Title:	Chief Financial Officer and Treasurer